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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 2002 included in the Form 10-K of Bio-Plexus, Inc., into the previously filed Form S-8 Registration Statement File No. 33-49822 of ICU Medical, Inc. It should be noted that we have not audited any financial statements of Bio-Plexus Inc. subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.



/s/ Mahoney Sabol & Company, LLP
--------------------------------
MAHONEY SABOL & COMPANY, LLP
Hartford, Connecticut
November 11, 2002